UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (314) 342-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, on February 28, 2019, Stifel Financial Corp. (the “Company”) completed the sale of 6,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1000th interest in a share of perpetual 6.25% Non-Cumulative Preferred Stock, Series B, par value $1.00 per share, liquidation preference of $25,000 per share. The Depositary Shares were sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), among the Company and Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the underwriters named in Schedule A thereto. The Depositary Shares were registered for offer and sold pursuant to an effective Registration Statement on Form S-3 (File No. 333-219926) declared effective by the Securities and Exchange Commission on August 17, 2017.

On March 25, 2019, the Company completed the sale of an additional 400,000 Depositary Shares, pursuant to the Underwriters’ exercise of a portion of their over-allotment option to purchase additional Depositary Shares as provided in the Underwriting Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: March 25, 2019	By:	/s/ James M. Marischen
James M. Marischen
Chief Financial Officer